NYSE Amex Equities Exchange Symbol - UEC

Uranium Energy Corp Reports Fiscal 2012 Q1 Production Results and Provides Operations Update

Corpus Christi, TX, December 13, 2011 - Uranium Energy Corp (NYSE AMEX: UEC, the "Company") is pleased to report financial and production results for the first quarter ended October 31, 2011. Major first quarter highlights include the following:

  The Company completed its first uranium sale: UEC recorded revenue of $3.1 million resulting from the sale of 60,000 pounds of U3O8 at an average sales price of $52 per pound with an average cash cost per pound sold of $14;

  Production for the Quarter: Production from Palangana totaled 67,000 pounds and the Hobson facility processed 69,000 pounds of U3O8 for a cumulative cash cost of $18 per pound;

  Exploration and development activities at Palangana and Salvo continue;

  Coronel Oviedo Uranium Project in Paraguay: The Company initiated a 10,000-meter drilling program at its Coronel Oviedo Project in Paraguay;

  The acquisition of the Anderson Project in Arizona was completed;

  The Workman Creek Project in Arizona was acquired; and

  The Company's balance sheet remains strong: As of October 31, 2011, UEC had $23.7 million of cash in the treasury and 134,000 lbs. of U3O8 available for sale in inventory with a market value of $7.0 million.

Palangana Mine - Production Update

During the three months ended October 31, 2011, the Palangana Mine produced 67,000 pounds of U3O8. The Hobson facility processed 69,000 pounds of U3O8 for a cumulative cash cost(1) of $18 per pound, with a total of 194,000 pounds processed since the commencement of production to October 31, 2011. The Company had 134,000 pounds of U3O8 available for sale in inventory produced at an average cash cost (1) of $16 per pound, with a market value of $7.0 million based on the average of the spot prices for uranium at October 31, 2011.

The three-phase startup of Production Area-1 at the Palangana Mine is continuing with the average depth of the wells at approximately 450 feet. Production initially commenced at the Phase I wellfield (22 production and 27 injection wells) in November 2010, followed by the Phase II wellfield (32 production and 22 injection wells) in April 2011, with the final Phase III wellfield (21 production and 18 injection wells) having commenced production in early October 2011.

Field crews are continuing to address performance variations with some wells in the Phase I wellfield. A number of injection and production wells here are being recompleted, and new wells are being drilled to assist in extraction efficiencies. In Phase II, the wellfield is being evaluated to improve production from areas that have remaining resources yet to be recovered. As noted above, the Phase III wellfield commenced operations in early October 2011 and is ramping up.

Production Area-2 wellfield drilling and casing commenced in November 2011. A total of 72 wells are planned (36 injection and 36 production wells). The first of two phases at PAA-2 is planned to start up in April 2012.

Palangana - Ongoing Exploration and Development

Exploration drilling continued throughout the first quarter at the Palangana Project, with four drill rigs targeting several lightly explored areas.  Three mineralized trends were further delineated by drilling 66 holes.  Ore-quality mineralization in these trends occurs between 300' to 600' in depth. Additional delineation drilling and coring are scheduled to be conducted in these areas in the near future.

Additionally, four drill rigs completed delineation of the future Production Area-3 wellfield during the first quarter.  Thirty-three delineation holes were drilled, followed by the installation of 18 perimeter monitor wells and 12 interior monitor wells in preparation for a pump test which was conducted in November, with analytical results anticipated in December.

Goliad Development Update

The Texas Commission on Environmental Quality (TCEQ) has continued to make progress with the one remaining license needed to initiate construction at the Goliad project, the Radioactive Materials License (RML). The Company expects to have an update on the status of this license before the end of the calendar year. Before the Company initiates in-situ recovery of uranium at Goliad's Production Area One, the regional Environmental Protection Agency must complete its review of and concur with the Aquifer Exemption which has already been granted to the Company by TCEQ.

Salvo Exploration

Drilling resumed at the Salvo Project in October 2011 with two drill rigs completing four exploration holes offsetting known mineralization.  During the first quarter, six additional leases were acquired totaling 724 acres.  Drilling is scheduled to continue throughout the year, and metallurgical and other tests are also being performed to reaffirm ISR amenability at Salvo. Management anticipates releasing drill results by March 2012.

Paraguay Update

In addition to the recently acquired 247,000-acre uranium property located in the area of Coronel Oviedo, Paraguay, the Company entered into an agreement to acquire a further six prospecting permits covering 740,000 acres in the same area. The Coronel Oviedo Project is geologically very similar to the Company's projects in the South Texas uranium belt and is anticipated to be ISR-amenable as initially indicated through pump-test studies. With successful initial exploration here, the Company has initiated a 10,000-meter drill program on this regional-scale project.

Financial Review

The following is a financial review of the Company for the three months ended October 31, 2011, and should be read in conjunction with the consolidated financial statements and management's discussion and analysis as contained in the Company's Form 10-Q filing available at the Company's website at www.uraniumenergy.com or on EDGAR at www.sec.gov.

Results of Operations

During the three months ended October 31, 2011, the Company recorded revenue of $3.1 million resulting from the sale of 60,000 pounds of U3O8 at an average sales price of $52.00 per pound. Cost of sales, including royalties of $0.3 million, totaled $1.4 million or an average of $24.00 per pound sold (cash cost (1) per pound sold of $14 excluding royalties).

During the three months ended October 31, 2011 ("2012 Q1") and 2010 ("2011 Q1"), the Company recorded a net loss of $5.6 million or $0.07 per share compared to $8.9 million or $0.15 per share, respectively. Expenses for 2012 Q1 totaled $6.9 million (2011 Q1: $8.9 million) and include $2.7 million (2011 Q1: $3.4 million) for mineral property expenditures, $3.9 million (2011 Q1: $5.2 million) for general and administrative and $0.3 million (2011 Q1: $0.3 million) for depreciation, depletion and accretion.

(1)     Cash costs are key indicators not defined under U.S. GAAP and are non-GAAP measures. Cash costs exclude non-cash components comprised of depreciation, depletion and stock-based compensation.

Liquidity

Net cash used in operating activities for 2012 Q1 was $4.8 million compared to $6.3 million for 2011 Q1. Net cash used in financing activities for 2012 Q1 was $1.0 million compared to net cash provided of $25.9 million for 2011 Q1. Net cash used in investing activities for 2012 Q1 was $1.3 million compared to $2.0 million for 2011 Q1. As of October 31, 2011, the Company had cash and cash equivalents of $23.7 million and working capital of $23.0 million.

Acquisitions Update

The downturn in the uranium market has provided the Company with an excellent opportunity to make strategic acquisitions at attractive discounts to historical valuations. The Company closed three transactions during and subsequent to the first quarter.

Anderson Project in Arizona

On September 9, 2011, the Company and Concentric Energy Corp. ("Concentric") completed a stock-for-stock merger (the "Merger") effected under the laws of Nevada. Under the Merger, UEC issued 1,253,440 common shares of the Company to the former Concentric stockholders to acquire Concentric. The purpose of the Merger was to acquire Concentric's undivided 100% interest in the Anderson Project, a 7,581-acre mineral claim block located in Yavapai County, Arizona, with a previous history of small-scale, open-pit uranium production.

With the acquisition of the Anderson Project, UEC is now one of the leading uranium players in Arizona, a business and energy-friendly state. Three of the largest nuclear power plants in the U.S. are located there, with all three plants having recently received their 20-year license extensions.

South Texas Uranium Exploration Data

On September 7, 2011, the Company completed the acquisition of a major uranium exploration database covering the Goliad formation (the "Database") from Uranium One Inc. for consideration comprised of a cash payment of $400,000 and the issuance of 159,326 restricted common shares of the Company. This strategic database is anticipated to significantly advance the Company's ongoing exploration efforts in South Texas.

Workman Creek Project in Arizona

On November 30, 2011, the Company completed the acquisition of an undivided 100% interest in the highly prospective 3,520-acre Workman Creek Project located in Gila County, Arizona from Cooper Minerals, Inc. for consideration of a cash payment of $84,640 and the issuance of 300,000 restricted common shares of the Company.

Uranium Market Update

During the Company's first quarter ending October 31, 2011, the spot price of uranium increased from $51.50/lb. to $52.00/lb. according to the Ux Consulting Company. The spot price is finding strong support in the low $50's, and the longer term contract uranium price remains at $63.00/lb. The worldwide nuclear build-out continues and the number of reactors currently under construction totals 62 in 15 different countries.  China, India, Russia and South Korea continue to lead the global nuclear build-out, and these governments have reaffirmed their commitment to nuclear energy.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which is ramping up initial production, and the Goliad in-situ recovery project which is in the final stages of mine permitting for production. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE-AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to in this news release are economically or legally mineable.

Under NI 43-101 an issuer may disclose an estimate of the quantity and grade of a historical mineral resource made before the instrument came into force if the estimate is an estimate of mineral resources prepared by or on behalf of a person or company other than the issuer and the disclosure identifies the source and date of the historical estimate, confirms that the historical estimate is relevant, comments on its reliability, and explains any differences between the categories used in the historical resource and those permitted by NI 43-101. Any such resources are historical in nature and were compiled before the implementation of NI 43-101 reporting standards, and the Company may not have independently verified any such resource so is not treating them as current resources. Any such historical resources were prepared to industry standards in place at the time and are considered relevant today. Any such estimate, although prepared by experienced personnel and considered relevant should not be relied on.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.